Exhibit 99.1

NEWS

Contact:

John P. Howlett
Vice Chairman - Corporate Development
Emtec, Inc.
Telephone 973-376-4242
Email johnhowlett@emtecinc.com
Web site www.emtecinc.com

Emtec Global Services (EGS) Acquires eBAS and Aveeva
Acquisition Adds Over 300 Consultants and Global Delivery Capability

Marlton, NJ, August 13, 2008 - Emtec, Inc. (OTC Bulletin Board: ETEC) (“Emtec” or the “Company”) announced today that it has acquired through its subsidiary, Emtec Global Services LLC, all of the outstanding stock of eBusiness Applications Solutions, Inc. (“eBAS”) and Aveeva, Inc. (“Aveeva”) headquartered in Fremont, CA, and their Indian subsidiary Aviance Software India Private Limited (“Aviance”), headquartered in Bangalore, India. Jessica Chopra, who will remain as President of eBAS and Aveeva reporting directly to Dinesh Desai, Chairman, CEO, and President of Emtec said, “I’m excited to be a part of the growth of Emtec Global Services and provide its first offshore capability.”

Aveeva and eBAS offer a broad range of software consulting services, including business analysis, quality assurance, testing, and training as well as SAP, CRM, Oracle Apps, and Java based solutions.  They are an SAP Services Partner which offers many opportunities for SAP Implementation, Consulting, Value-Added Services, and Federal and State ERP implementations.  Specific capabilities include Turn-key Project Executions, Compliance Management, Business Process Management, Off-shore, On-shore and Near-Shore Software Development, QA Automation and Maintenance. Their clients span a wide range of vertical markets including Banking, Financial Services and Insurance, Retail, Healthcare, and Technology. Aveeva and eBAS deploys over 300 consultants, many with Masters Degrees in Computer Science.  They have deep experience in these and other applications supplemented by strong domain knowledge in various market segments.

“With this acquisition we have accelerated the growth of Emtec Global Services that we began with the acquisition of Luceo, Inc. in March of this year. Also importantly, we now have over 400 consultants with a coast to coast presence and global delivery capability,” said Dinesh Desai, Emtec Chairman, CEO, and President. “This greatly enhances the software service capability of Emtec Global Services and continues to complement the enterprise infrastructure services provided by our Emtec Systems Division, including Emtec Federal.”

About Emtec, Inc.:

Emtec, Inc. established in 1964, is an information technology company, providing services and products to the federal, state, local, education and commercial markets. Areas of specific practices include enterprise architecture, data management, data center infrastructure and consulting and integration services.

About Luceo, Inc.:

Luceo, Inc. is an IT Services and consulting enterprise offering a wide array of customer-centric solutions. Areas of specific expertise include SAP, Java/J2EE, Microsoft, Oracle and UNIX based solutions; Systems Admin, and Data Warehousing.

About eBAS, Inc., Aveeva, Inc., and Aviance Software India Private Limited:

eBAS, Inc., Aveeva, Inc. and Aviance Software India Private Limited provide software consulting services across a range of areas including business analysis, quality assurance, testing, and training as well as SAP, CRM, Oracle Apps, and Java based solutions. Areas of specific vertical expertise include Banking, Financial Services and Insurance, Retail, Healthcare, and Technology.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.”   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.